UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 20, 2017

Date of Report (Date of earliest event reported)

DIGILITI MONEY GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53925	27-2205650
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18671 Lake Drive East dellFive Business Park G Minneapolis, MN	55317
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 698-6980

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 19, 2017, the Board of Directors (the “Board”) of Digiliti Money Group, Inc. (the “Company”), upon the recommendation of its Nominating/Corporate Governance Committee appointed Brittany McKinney to fill the vacancy so created effective April 19, 2017. As previously disclosed by the Company on a Current Report on Form 8-K, filed on March 22, 2017, Liyuan Woo, the chairperson of the Audit Committee and a member of the Corporate Governance Committee, resigned from the Company’s Board of Directors as a result of a conflict of interest with her new employer and not due to any disagreement with the Company or any of its directors or executive officers. Ms. McKinney will serve as the chair of the the Audit Committee of the Company’s Board. The Board determined that Ms. McKinney is an audit committee financial expert.

Ms. McKinney is a founding partner of Oliver Brave, a management consulting firm that partners with its clients on strategic initiatives to accelerate business performance and increase enterprise value. She has deep strategic, financial, and operating expertise with over 20 years of experience in the technology industry with significant mergers and acquisitions experience.

Previously, Ms. McKinney served as President and Chief Executive Officer for Analysts International (AIC), a $100M publicly traded IT staffing and services company with nearly 1,000 employees and 15 US offices. Prior to holding the CEO position, Ms. McKinney served as Senior Vice President of AIC’s Central Region and Solutions Practices and as Vice President of Corporate Development. Prior to joining AIC, Ms. McKinney served in various leadership and operations roles at Fujitsu, BORN Information Systems, Manchester Companies and Accenture.

Ms. McKinney earned a B.S. degree in Accounting and a MBA - both from St. Cloud State University. She also sits on the Board of Trustees for the St. Cloud State University Foundation. Ms. McKinney holds a CPA license (inactive).

With the appointment of Ms. McKinney, the Company believes its audit committee will be in compliance with the independent director audit committee requirements pursuant to Listing Rule 5605.

Ms. McKinney has no family relationship with any other officer or director of the Company. Neither Ms. McKinney nor any immediate family member of Ms. McKinney has a material interest in any transaction with the Company involving the payment or receipt of at least $120,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 25, 2017

DIGILITI MONEY GROUP, INC.

By:	/s/ Bryan Meier
Bryan Meier
Chief Financial Officer